Exhibit 5

OPINION OF CHARLES A. BRAWLEY, III

March 9, 2017
Campbell Soup Company
One Campbell Place
Camden, New Jersey 08102
Ladies and Gentlemen:
I have acted as counsel to Campbell Soup Company, a New Jersey corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to $15,000,000 of deferred compensation obligations (the “Obligations”) of the Company pursuant to the Campbell Soup Company Supplemental Retirement Plan (as amended and restated effective as of August 1, 2015) (the “Plan”).
In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth. I have also made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents.
Based on the foregoing, I am of the opinion that when the Obligations are issued in accordance with the Plan, the Obligations will constitute valid and legally binding Obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of generally applicability relating to or affecting creditors’ rights. My opinion relates to the Obligations only, and I am not opining on any provisions of the Plan or the registration of the Obligations under the Securities Act.
The opinion herein is limited to the corporate laws of the State of New Jersey, and I express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.
I hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Charles A. Brawley, III
Charles A. Brawley, III